UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 30, 2024

Date of Report (Date of earliest event reported)

Citizens & Northern Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

90-92 Main Street, Wellsboro, Pennsylvania		16901
(Address of principal executive offices)		(Zip Code)

(570) 724-3411

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CZNC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2024, Citizens & Northern Corporation (the “Corporation”) granted 20,000 shares of the Corporation’s restricted common stock to J. Bradley Scovill, President and Chief Executive Officer pursuant to the amended and restated Employment Agreement entered into on May 22, 2024 between the Board of Directors of the Corporation and Mr. Scovill. The incentive award of 20,000 shares of restricted stock to Mr. Scovill will vest on April 30, 2027; however, in the event Mr. Scovill’s employment is terminated by the Corporation and the Bank for any reason other than for Cause or if Mr. Scovill terminates his employment for Good Reason, the vesting of the One-Time Incentive Grant shall accelerate so that such grant is fully vested on the date of such termination. A copy of the Restricted Stock Agreement, dated July 30, 2024, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Restricted Stock Agreement, dated July 30, 2024, between Citizens & Northern Corporation and J. Bradley Scovill.
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

6
CITIZENS & NORTHERN CORPORATION

Dated: July 31, 2024	By:	/s/ Mark A. Hughes
Mark A. Hughes
Treasurer and Chief Financial Officer